UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and

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LCNB Corp.

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LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 24, 2018

TO THE SHAREHOLDERS OF LCNB CORP.:

You are cordially invited to attend the annual meeting of the shareholders of LCNB Corp. to be held on April 24, 2018 at 10:00 a.m. EDT at the Operations Building of LCNB Corp. at 105 North Broadway, Lebanon, Ohio 45036, for the purpose of considering and acting on the following:

1.

Electing Class I directors to serve until the 2021 annual meeting.

2.

Ratifying the appointment of BKD, LLP as the independent registered public accounting firm for the Company.

3.

Transacting such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 1, 2018 will be entitled to vote at the meeting.

By Order of the Board of Directors

/s/ Steve P. Foster

Steve P. Foster

President & Chief Executive Officer

March 9, 2018

IMPORTANT

A proxy statement and proxy are submitted herewith.  As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this annual meeting in person.  The proxy is revocable at any time prior to the exercise thereof by written notice to the company, and shareholders who attend the annual meeting may withdraw their proxies and vote their shares personally if they so desire.

PROXY STATEMENT

LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

ANNUAL MEETING OF SHAREHOLDERS

April 24, 2018

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of LCNB Corp. (also referred to as “LCNB” or the “Company”), in connection with the annual meeting of shareholders to be held on April 24, 2018 at 10:00 a.m. EDT at the Operations Building of LCNB located at 105 North Broadway, Lebanon, Ohio 45036, or at any adjournments thereof.

The meeting has been called for the following purposes: (i) electing Class I directors to serve until the 2021 annual meeting; (ii) ratifying the appointment of BKD, LLP as the independent registered public accounting firm for the Company; and (iii) transacting such other business as may properly come before the meeting or any adjournment thereof.

This Proxy Statement and the accompanying notice of meeting are being mailed to shareholders on or about March 12, 2018.

REVOCATION OF PROXIES, DISCRETIONARY

AUTHORITY AND CUMULATIVE VOTING

LCNB Common Shares can be voted at the annual meeting only if the shareholder is represented by proxy or is present in person.  Shareholders who execute proxies retain the right to revoke them at any time.  Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof.  Proxies may be revoked by: (i) written notice to the Secretary of LCNB (addressed to LCNB Corp., P.O. Box 59, Lebanon, Ohio 45036, Attention: Secretary); (ii) by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting; or (iii) in open meeting at any time before it is voted.

Proxies solicited by the Board of Directors (the “Board”) will be voted in accordance with the directions given therein.  Where no instructions are indicated, properly executed proxies will be voted (i) FOR the election of the nominees for Class I directors, and (ii) FOR the ratification of the appointment of BKD, LLP as the independent registered public accounting firm for the Company.  The proxy confers discretionary authority on the persons named therein to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the meeting and (iii) any other business that may properly come before the meeting or any adjournments thereof.  At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting.  If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

PERSON MAKING THE SOLICITATION

The enclosed proxy is being solicited by LCNB, and the cost of soliciting proxies will be borne by LCNB.  In addition to use of the mails, proxies may be solicited personally or by telephone or facsimile by directors, officers and employees of LCNB who will receive no compensation in addition to their regular compensation.

VOTING SECURITIES

Each of the LCNB common shares (the “Common Shares”) outstanding on March 1, 2018, the record date of the meeting, is entitled to one vote on all matters coming before the meeting. As of March 1, 2018, LCNB had 10,036,837 Common Shares issued and outstanding. Only shareholders of record on the books of the Company on March 1, 2018 will be entitled to vote at the meeting either in person or by proxy.  The presence at the meeting of at least a majority of the shares, in person or by proxy, will be required to constitute a quorum at the meeting.

Shareholders of LCNB have cumulative voting rights in connection with the election of directors if notice is given to the president, a vice-president or the secretary of LCNB, not less than 48 hours before the time fixed for holding the meeting, that any shareholder desires that the voting be cumulative. Cumulative voting rights enable a shareholder to cumulate his or her voting power to give one candidate as many votes as the number of directors to be elected multiplied by the number of Common Shares owned by that person, or to distribute his votes on the same principal among two or more candidates as the shareholder sees fit.  If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 31, 2017, the wholly-owned subsidiary of LCNB, LCNB National Bank (the “Bank”), beneficially owned 6.33% of LCNB’s Common Shares through the operations of the Bank’s Trust Department. Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who, directly or indirectly, has or shares voting power or investment power over such security.

The table below further describes the beneficial ownership of Common Shares by the Bank and others.

Name and address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares
LCNB National Bank	634,790 (1)	6.33%
2 North Broadway Lebanon, OH 45036

FMR, LLC 245 Summer Street Boston, MA 02210	435,696 (2)	4.35%

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(1)

The Common Shares reflected in this table are held in trust, agency or custodial capacities by LCNB National Bank.  In its capacity, LCNB National Bank has sole or shared power to vote and/or dispose of the shares reflected in this table.

(2)

Information is based on a Schedule 13G filed by FMR, LLC (“FMR”) on February 13, 2018 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding Common Shares. FMR reported that it has sole voting power with respect to 47,528 of the indicated shares and sole dispositive power with respect to all 435,696 of the indicated shares, which includes shares beneficially owned by a wholly-owned subsidiary of FMR which acts as investment adviser to various investment companies.

The following table sets forth, as of December 31, 2017, the ownership of Common Shares by management of LCNB, including (i) the Common Shares beneficially owned by each director, nominee for director and named executive officer of LCNB and (ii) the Common Shares beneficially owned by all officers, directors and nominees for director as a group.

Name, Position(s) of Beneficial Owner or Director	Number of Common Shares Beneficially Owned(1)	Percent of Common Shares Outstanding

Stephen P. Wilson Chairman of the Board	60,293	0.60%
Steve P. Foster Chief Executive Officer, President and Director	33,489	0.35%
Spencer S. Cropper(2) Director	35,980	0.36%
George L. Leasure(3) Director, Assistant Secretary	34,590	0.35%
William H. Kaufman(4) Director	73,220	0.73%
Anne Krehbiel Director, Secretary	4,000	0.04%
John H. Kochensparger III Director	147,860	1.48%
Valerie S. Krueckeberg Director	200	(5)
Robert C. Haines II Executive Vice President, Chief Financial Officer	2,970	0.03%

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Matthew P. Layer(6) Executive Vice President	10,141	0.10%
Leroy F. McKay Executive Vice President	8,325	0.08%
Eric J. Meilstrup Executive Vice President	2,806	0.03%
Michael R. Miller Executive Vice President	1,000	0.01%
All directors and officers as a group (13 persons)	414,874	4.14%

(1)

The Securities and Exchange Commission has defined “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days.  The number of shares listed for each person includes shares held in the name of spouses, minor children, certain relatives, trusts or estates whose share ownership under the beneficial ownership rules of the Securities and Exchange Commission is to be aggregated with that of the director or officer whose share ownership is shown.

(2)

Does not include 80,242 shares held in a Family Limited Partnership in which Mr. Cropper owns 38.165% interest. Includes 3,000 shares held by Mr. Cropper’s spouse.

(3)

Includes 34,590 shares held in trust.

(4)

Includes 33,200 shares held in trust, 16,800 shares held jointly with Mr. Kaufman’s spouse, and 6,200 shares owned by Mr. Kaufman’s spouse.

(5)

Represents less than 0.01%.

(6)

Includes 323 shares held by Mr. Layer’s spouse.

ITEMS OF BUSINESS TO BE VOTED ON BY SHAREHOLDERS

PROPOSAL 1.   ELECTION OF DIRECTORS

LCNB’s Regulations provide that its business shall be managed by a Board of Directors of not less than five nor more than fifteen persons.  LCNB’s Amended Articles of Incorporation divide such directors into three classes as nearly equal in number as possible and set their terms at three years.  The Board of Directors currently has eight members, with Class I having three members, Class II having three members, and Class III having two members.

Assuming that at least a majority of the issued and outstanding common shares are present at the meeting so that a quorum exists, the nominees for Class I directors of LCNB receiving the most votes will be elected as directors.

The Board of Directors has nominated:

Stephen P. Wilson

Spencer S. Cropper

John H. Kochensparger III

The nominees have been nominated to serve as Class I directors until the 2021 annual meeting of shareholders and until their respective successors are elected and qualified. Mr. Wilson, Mr. Cropper and Mr. Kochensparger are incumbent directors whose present terms will expire at the 2018 annual meeting.

Please see the narrative under the heading “Director and Nominee Qualifications” beginning on page 9 of this Proxy Statement for additional discussion of the qualifications of each director nominee and continuing director.

It is intended that Common Shares represented by the accompanying form of proxy will be voted FOR the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors.  The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.  At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting.  If any shareholder properly demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

The following table sets forth information concerning the nominees for the Class I directors of LCNB.

Name	Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term To Expire
Stephen P. Wilson	67	Ohio State Senator, Chairman of the Board of LCNB	Director, Chairman of the Board	1982	2021
Spencer S. Cropper	45	Certified Public Accountant for Stolle Properties, Inc.	Director	2006	2021
John H. Kochensparger III	73	Formerly President, CEO and Director of First Capital Bancshares, Inc., and Citizens National Bank of Chillicothe	Director	2013	2021

The Board of Directors recommends that shareholders vote FOR the election of the nominees.

PROPOSAL 2.  RATIFICATION OF THE APPOINTMENT OF BKD, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

The Audit Committee of the Board of Directors of the Company has selected BKD, LLP (“BKD”), 312 Walnut Street, Suite 3000, Cincinnati, Ohio, as the Company’s independent registered public accounting firm to perform the audit of the Company’s financial statements and internal controls over financial reporting for the fiscal year ending December 31, 2018.  BKD, LLP was the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017 and has served the Company in that role since 2014.

Representatives from BKD are expected to attend the 2018 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of BKD as the Company’s independent registered public accounting firm.  Although ratification of the appointment is not required by law, the Company’s Regulations, or otherwise, the Board is submitting the selection of BKD to our shareholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

It is intended that the common shares represented by the accompanying form of proxy will be voted FOR the resolution ratifying the appointment of BKD as the Company’s independent registered public accounting firm, unless contrary instructions are indicated as provided on the proxy card.  If you do not wish your shares to be voted for the resolution, please so indicate on the proxy card.

The Board of Directors recommends that shareholders vote FOR the following resolution:

“RESOLVED, that action by the Audit Committee appointing BKD, LLP, as the Company’s independent registered public accounting firm to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2018 is hereby ratified, confirmed and approved.”

DIRECTORS AND EXECUTIVE OFFICERS

Except for the beneficial ownership by the Bank of 6.33% of LCNB’s Common Shares previously discussed in this Proxy Statement, to LCNB’s knowledge, no director, officer or affiliate of LCNB is the owner of record or beneficially of more than 5% of LCNB’s Common Shares, or any associate of any such director, officer, affiliate of LCNB or security holder, is an adverse party to LCNB or any of its subsidiaries or has a material interest that is adverse to LCNB or any of its subsidiaries.

The following table sets forth information concerning the directors, nominees for director and executive officers of LCNB.  Included in the table is information regarding each person’s principal occupation or employment during the past five years.

Name, Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Stephen P. Wilson, 67	Ohio Congressman, Chairman of the Board of LCNB	Director, Chairman of the Board	1982	2018
Steve P. Foster, 65	Banker, President and CEO of the Bank	Director, President and CEO	2005	2019
Spencer S. Cropper, 45	Certified Public Accountant for Stolle Properties, Inc.	Director	2006	2018
William H. Kaufman, 74	Attorney at Law, Kaufman & Florence	Director	1982	2020
John H. Kochensparger III 73	Former President, CEO and Director of First Capital Bancshares, Inc., and Citizens National Bank of Chillicothe	Director	2013	2018
Anne E. Krehbiel, 62	Attorney at Law, Krehbiel Law Office	Director, Secretary	2010	2019
George L. Leasure, 83	Chairman and Director of GMi Companies	Director, Assistant Secretary	1994	2020

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Name, Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Valerie S. Krueckeberg, 48	Certified Public Accountant	Director	2016	2019
Robert C. Haines II, 45	Banker	Executive Vice President, Chief Financial Officer	N/A	N/A
Matthew P. Layer, 55	Banker	Executive Vice President	N/A	N/A
Eric J. Meilstrup, 50	Banker	Executive Vice President, Cashier	N/A	N/A

Michael R. Miller, 60	Banker	Executive Vice President, Trust Officer	N/A	N/A
Bradley A. Ruppert, 42	Banker	Executive Vice President, Chief Investment Officer	N/A	N/A

Director and Nominee Qualifications

The Nominating Committee of our Board of Directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the Board of Directors with respect to such candidates. There is currently one Class III vacancy on the Board of Directors. The Board intends to fill the Class III vacancy upon consummation of the acquisition of Columbus First Bancorp, Inc., while also increasing the size of the Board by one to accommodate an additional Class II director. Each such vacancy will be filled with a former Columbus First Bancorp, Inc. director. The Board has not adopted a policy with respect to minimum qualifications for directors, rather the Nominating Committee evaluates each individual in the context of the board as a whole and with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The committee, in making its nominations, considers all relevant qualifications of candidates for board membership, including, among other things, factors such as an individual’s business experience, industry knowledge and experience, financial background, breadth of knowledge about issues affecting the Company, public company experience, regulatory experience, diversity, current employment and other board memberships, and whether the candidate will be independent under the listing standards of the NASDAQ Stock Market (“NASDAQ”).  In some cases, the Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time.  In the case of incumbent directors whose terms of office are set to expire, the committee also reviews such director’s overall service to the Company during his or her term and any relationships and transactions that might impair such director’s independence.

While the Company does not have a formal diversity policy for Board membership, the Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership. Such diversity considerations are discussed by the Nominating Committee in connection with the general qualifications of each potential nominee.

Class I Directors (Terms Expire in 2018)

Stephen P. Wilson is the Chairman of LCNB Corp. and LCNB National Bank. He joined the LCNB staff in 1975 and the LCNB Board of Directors in 1982. He previously served as Chief Executive Officer of LCNB and the Bank from 1992-2015. He is a Past Chairman of the American Bankers Association and a former board member of the Federal Reserve Bank of Cleveland.  Mr. Wilson serves on the Appraisal Committee, Trust Investment Committee, Bond Committee, Bank Building Committee, Loan Committee, and the Pension Committee.

In 2017, Mr. Wilson accepted an appointment to fulfill an unexpired term in the Ohio State Senate and now represents the Ohio 7th District as an Ohio Senator.  He is a board member and treasurer of AAA Cincinnati, Chairman of the Board of Harmon Civic Trust, Vice Chair of Warren Co. Port Authority, a trustee of Miami University, a trustee of the Ralph J. Stolle Countryside YMCA, Board member of the Warren County Foundation, and a member of the Area Progress Council. He is an active member of the Otterbein United Methodist Church.

Through his extensive tenure on the Board and as a former executive with the Company, Mr. Wilson has developed unique insights into the business activities of the Company and its subsidiary and provides the Board with information as to the operations of each, identifying near and long-term challenges and opportunities for the Company.

Spencer S. Cropper is employed by Stolle Properties, Inc., a subsidiary of the Ralph J. Stolle Company, and currently serves on the company’s Board of Directors.  He joined the LCNB Board of Directors in 2006.  Mr. Cropper serves on the Audit Committee, the Bond Committee, the Pension Committee, the Loan Committee, and the Nominating and Compensation Committee.

Mr. Cropper is a Certified Public Accountant, a member of the Ohio Society of Certified Public Accountants and a member of the American Institute of Certified Public Accountants.  He is an investor in and serves on the Board of Advisors of a Private Equity Limited Partnership who primarily focuses on providing mezzanine financing.  He services on the Board of Directors for the Ralph J. Stolle Countryside YMCA, as well as the Boards of Trustees for the Ralph J. Stolle Countryside YMCA, the Warren County Foundation, and the Bethesda Foundation, Inc.

Mr. Cropper brings to the Board relevant experience in accounting and financial matters.

John H. Kochensparger III previously served as a member of the board of directors of First Capital Bancshares Inc. and Citizens National Bank of Chillicothe, Ohio for 22 years, and served as Chairman of the board for 10 years. Mr. Kochensparger was self-employed as an independent manufacturer’s representative for companies relating to the golf industry.  He also serves as Vice President of the National Golf Salesmen Association.  He brings 27 years of banking and management experience to the Board.  Mr. Kochensparger serves on the Compensation Committee, the Nominating Committee, the Trust Committee and the Building Committee.

Class II Directors (Terms Expire in 2019)

Steve P. Foster is President and Chief Executive Officer of both LCNB Corp. and LCNB National Bank.  He joined the LCNB staff in 1977 and has served as internal auditor, branch manager, and loan officer. He started the Information Technology Department and, more recently, served as Chief Financial Officer. He was elected to the LCNB Board of Directors in 2005 and serves on the Trust Investment Committee, the Building Committee, the Bond Committee, the Pension Committee, and the Loan Committee. On December 28, 2015, he was appointed as Chief Executive Officer of LCNB and the Bank.

Through his long management tenure with the Company and the Bank, Mr. Foster provides the Board with information gained from direct management of the operations of the Company and the Bank. Further, in his leadership positions in financial areas, he has developed business knowledge and understanding across our operations.

Anne E. Krehbiel joined the Board in 2010.  Ms. Krehbiel is an attorney, who received her law degree from the University of Cincinnati in 1980, and has practiced law in Lebanon, Ohio since 1989. Ms. Krehbiel founded her own law firm, Krehbiel Law Offices, in 1998. She is certified as an Estate Planning, Trust and Probate Law Specialist. Ms. Krehbiel serves on the Audit Committee, the Building Committee, Bond Committee, Loan Committee, the Nominating Committee and the Compensation Committee.

Ms. Krehbiel serves on a number of organizations including: Harmon Civic Trust; the Warren County Bar Association, of which she is a former president; the Warren County Foundation Board of Trustees; and Lebanon Rotary International.  She also volunteers as a high school swimming official in Southwestern Ohio.

Ms. Krehbiel brings to the Board relevant experience in legal matters, valuable insights and business experience from running her own law firm, prior bank experience and an extensive involvement in the communities served by the Company and its subsidiaries.

Valerie S. Krueckeberg joined the Board in 2016. Ms. Krueckeberg is a practicing Certified Public Accountant, providing a variety of finance and accounting advisory and consulting services to clients. Prior to starting her own firm, she was a Partner at KPMG LLP. She has previously served as a Board member and Audit Committee chairperson for Kenra, Ltd, Board member and Interim Executive Director of The Children’s Theatre of Cincinnati, Inc., and Interim Controller for Medpace, Inc.

Ms. Krueckeberg is the current chairperson for The Ohio CPA Foundation Board of Trustees and is a member of the Ohio Society of Certified Public Accountants and the American Institute of Certified Public Accountants.  She serves on the Miami University Accountancy Advisory Group, and is an active volunteer for Mason City Schools.

Ms. Krueckeberg brings to the Board extensive experience in public accounting and financial matters.

Class III Directors (Terms Expire in 2020)

George L. Leasure joined the Board in 1994.  He founded GMi Companies (formerly Ghent Mfg., Inc.) in 1976 and now serves as its Chairman and a director.  The company manufactures markerboards, easels and related products.  Mr. Leasure serves on the Bond Committee, the Loan Committee, the Compensation Committee, the Nominating Committee, and the Trust Investment Committee.

Mr. Leasure is active in many Warren County civic and charitable organizations including serving on the Board of Trustees for the Countryside YMCA, the Warren County Foundation Board and as a member of the Area Progress Council.

Mr. Leasure’s executive and management experience have equipped him to contribute to the Board’s oversight of management and business activities.

William H. Kaufman is an attorney and senior partner of Kaufman and Florence Law Office located in Lebanon.  He began his legal career as an attorney with the law firm of Young and Jones, whose office was located in the Bank building.

Mr. Kaufman joined the LCNB Board of Directors in 1982 and serves on the Bond, Loan, and Bank Building Committee’s.  He also oversees all day-to-day legal matters and real estate closings for the Bank.

Mr. Kaufman provides the Board with relevant experience in legal matters and, through his long tenure on the board, an institutional knowledge of the operations of the Company and its subsidiaries.

Board of Directors Independence

Each year, the Board reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Rules and who the Board affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be independent directors. The Board has reviewed a number of factors to evaluate the independence of each of its members.  These factors include its members’ current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s Board members are directors or executive officers.  After evaluating these factors, the Board has determined that all of the directors, with the exception of Steve P. Foster, are independent directors of the Company within the meaning of applicable NASDAQ Rules.

Board Leadership Structure and Role in Risk Oversight

The Board currently separates the position of Chairman of the Board from the position of Chief Executive Officer. Steve P. Foster serves as our President and Chief Executive Officer and Stephen P. Wilson serves as Chairman of the Board. As the oversight responsibilities of the Board of Directors have expanded over the years, the Board has determined that it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President/CEO to focus his efforts on the day-

to-day management of the Company. The Board believes that it is important to have the President/CEO as a director. The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company. In addition to the Chairman, leadership is also provided through the respective chairs of the Board’s various committees. However, no single leadership model is right for all companies and at all times. The Board recognizes that, depending on the circumstances, other leadership models, such as a combined Chief Executive Officer and Chairman of the Board position, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

The Board of Directors is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately. Several oversight functions are delegated to committees of the Board with such committees regularly reporting to the full Board the results of their respective oversight activities. For example, the Audit Committee meets periodically with management in order to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. As part of this process, the Audit Committee reviews management’s risk-assessment process and reports its findings to the full Board. Also, the Compensation Committee periodically reviews the most important enterprise risks to ensure that compensation programs do not encourage excessive risk-taking.  Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or Board committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LCNB has engaged and intends to continue to engage in the lending of money through the LCNB National Bank, its wholly-owned subsidiary, to various directors and officers of the Company.  These loans to such persons were made in the ordinary course of business and in compliance with applicable banking laws and regulations, on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with other persons and do not involve more than a normal risk of collectability or other unfavorable features.

In addition to those banking transactions conducted in the ordinary course, the Bank was involved in the related transactions described below.  Each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.

The Bank retained the law firm of Kaufman & Florence during 2017 for legal services in connection with various matters arising in the course of the Bank’s business.  William H. Kaufman, a director of LCNB, is a partner in Kaufman & Florence.  Additionally, customers of the Bank are charged for certain legal services provided by Mr. Kaufman’s firm in the preparation of various documents.  The approximate amount billed by Kaufman & Florence for legal services during 2017 was $151,000.  The Bank contemplates using Mr. Kaufman’s firm in the future on similar terms, as needed.

The Company does not have a written process of approval and ratification of related party transactions.  However, the Company does adhere to an unwritten policy, whereby before the Company or the Bank enters into any transaction for which the value of the transaction is expected to be at least $120,000, and an interested party in the transaction is a director, executive officer, an immediate family member of a director or officer, or a shareholder owning 5% or greater of the Company’s outstanding stock, the disinterested Board of Directors must review and approve the transaction.  In reviewing the potential transaction, the directors will consider the fairness of the transaction to the Company, whether the transaction would or could compromise the interested party’s independence and judgment, the best interests of the Company, and such other factors determined advisable by the Board of Directors.  In

2017, the Board of Directors reviewed and approved of the related party transaction with Mr. Kaufman’s firm, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires LCNB’s officers and directors and persons who own more than 10% of a registered class of LCNB’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required to furnish LCNB with copies of all Section 16(a) forms they file.  Based solely on LCNB’s review of the section 16(a) forms received by it and by statements of officers and directors concerning their compliance with the applicable filing requirements, the officers, directors and greater than 10% beneficial owners of LCNB have complied with all applicable filing requirements.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

In the fiscal year ended December 31, 2017, the Board of Directors met on 8 occasions.  No director attended less than 75% of the aggregate of the total number of meetings of the Board and the committees on which he served. The Company encourages its directors to attend the Annual Meeting of the Shareholders, and in 2017, all of the directors attended the meeting. Directors do not receive any compensation from LCNB for their service on the Board of Directors of LCNB.  However, each director of LCNB also serves as a director of LCNB National Bank, the banking subsidiary of LCNB, which meets once per month, for which each is compensated at a rate of $14,000 annually. In addition, non-employee directors who serve on committees of the Board of Directors receive $150 for each committee meeting attended.  Further, the directors participate like the employees of the Company in the Non-Equity Incentive Plan of the Company, and thus receive cash compensation based upon the success of the Company over the previous year.  In 2017, the directors each received compensation under this plan equal to 9.5% of their annual base compensation and committee meeting fees earned during 2017.

The table below summarizes all compensation paid to the directors of LCNB for their services as directors during fiscal year 2017.

Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Stephen P. Wilson	$15,650	$1,487	$16,315
Steve P. Foster	$14,000	$1,330	$15,330
Spencer S. Cropper	$14,900	$1,415	$16,315
William H. Kaufman	$14,000	$1,330	$15,330
John H. Kochensparger III	$16,550	$1,572	$18,122
Anne E. Krehbiel	$14,900	$1,415	$16,315
Valerie S. Krueckeberg	$14,900	$1,415	$16,315
George L. Leasure	$16,550	$1,572	$18,122

-

(1)

The compensation paid to the directors of LCNB includes committee fees as follows: S. Cropper, $900; J. Kochensparger $2,550; A. Krehbiel, $900; V. Krueckeberg, $900; G. Leasure, $2,550; and Mr. Wilson, $1,650.  Mr. Kaufman and Mr. Foster are not independent directors and do not receive committee fees.

(2)

The directors, in addition to their base and committee fees, receive a cash award that corresponds to the Bank’s Non-Equity Incentive Plan. The percentage awarded to the officers is used to calculate the directors’ cash award that year.  The award is paid in the following year. This percentage is multiplied by the directors’ base fee plus the committee fee to arrive at the award. The percentage used for the award paid in 2017 was 9.5%.

The Company has an Audit Committee that serves in a dual capacity as the Audit Committee of the Bank.  During 2017, the members of the Audit Committee were Spencer S. Cropper (Chair), Anne E. Krehbiel, and Valerie S. Krueckeberg.  The Audit Committee met a total of 6 times in 2017.  All of the members of the Audit Committee meet the definition of independent director set forth in NASDAQ Listing Rule 5605(a)(2). Valerie S. Krueckeberg served as the financial expert as defined by the Sarbanes-Oxley Act and NASDAQ Listing Rule 5605(a)(2). The Audit Committee is responsible for engaging independent auditors, reviewing with the independent auditors the plans and results of the audit, and reviewing the adequacy of the Bank’s internal accounting controls.  The Board of Directors of the Company has adopted a written charter for the Audit Committee.  The Audit Committee Charter is available online at https://www.lcnbcorp.com/govdocs.

The Bank also has a Building Committee, Appraisal Committee, Nominating Committee, Trust Committee, Bond Committee, Pension Committee, and Loan Committee.  Each of these committees meet as needed. The Building Committee reviews the facility needs and repair and improvement issues of the Bank and its branch and other office buildings.  The members of the Building Committee are Stephen P. Wilson, Anne E. Krehbiel, Steve P. Foster, John H. Kochensparger III, and William H. Kaufman.  The Appraisal Committee reviews the appraisals conducted by the Bank’s real estate appraisers to ensure that the appraisals are consistent and accurate. The members of the Appraisal Committee are Stephen P. Wilson, Peter Berninger, Matt Layer and Timothy Sheridan.  The Trust Committee reviews the various trusts accepted by the Trust Department of the Bank, reviews trust investments and advises the trust officers in department operations.  The members of the Trust Committee are Stephen P. Wilson, Steve P. Foster, Michael R. Miller, George L. Leasure, John H. Kochensparger III, S. Diane Ingram, Melanie K. Crane, Bradley A. Ruppert, Amy R. Kobes, Traci Hammiel, Michael D. Nusbaum, Myra A. Frame and Jackie Manley.  The Bond Committee reviews the adequacy of the Bank’s blanket bond coverage and recommends any changes in coverage to the Board of Directors of the Bank. The Bond Committee consists of the entire Board of Directors of the Bank.  The Pension Committee reviews the Bank’s defined benefit pension plan. The members of the Pension Committee are Stephen P. Wilson, Spencer S. Cropper, Steve P. Foster, Eric Meilstrup and Robert C. Haines II.  The Loan Committee reviews the lending procedures of the Bank and reviews and approves requests for loans in excess of the established lending authority of the officers of the Bank.  The Loan Committee consists of the entire Board of Directors of the Bank.

During 2017, the Nominating Committee consisted of all five of the Company’s independent directors (as defined in NASDAQ Listing Rule 5605(a)(2)): Spencer S. Cropper, John H. Kochensparger III, George L. Leasure, Anne E. Krehbiel, and Valerie S. Krueckeberg. The Nominating Committee met one time in 2017 and does have a charter.  Decisions concerning nominees for the Board of Directors will be made by the nominating committee and ratified by the entire Board. The Board has not adopted a policy with respect to minimum qualifications for board members.  However, in making its nominations, the committee considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.  Please see the narrative under the heading “Director and Nominee Qualifications” beginning on page 9 of this Proxy Statement for additional discussion of the nomination process. The Nominating Committee Charter is available online at https://www.lcnbcorp.com/govdocs.

Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the Board’s contacts are not sufficient to identify an appropriate candidate.

The Company has not received director candidate recommendations from its shareholders and, as such, does not have a formal policy regarding consideration of such recommendations.  However, any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by Board members are evaluated.  The Company does not intend to treat shareholder recommendations in any manner different from other recommendations.  Shareholders may send director nomination recommendations to Stephen P. Wilson at P.O. Box 59, Lebanon, Ohio 45036.

The Bank has a designated Compensation Committee, which met one time in 2017 and does have a charter. The Compensation Committee Charter is available online at https://www.lcnbcorp.com/govdocs.  During 2017, this committee consisted of the independent directors of the Bank: Spencer S. Cropper, George L. Leasure, John H. Kochensparger III, Anne E. Krehbiel, and Valerie S. Krueckeberg. The committee makes compensation recommendations to the Board of Directors for consideration, as further described in the “Compensation of Executive Officers” section below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for fiscal year 2017 were Spencer S Cropper, John H. Kochensparger III, George L. Leasure, Valerie S. Krueckeberg, and Anne E. Krehbiel. In 2017, no executive officer of the Company served on the Board of Directors or compensation committee of any entity that compensates any member of the Company’s Compensation Committee.

SHAREHOLDER COMMUNICATION WITH BOARD MEMBERS

The Company maintains contact information, both telephone and email, on its website (https://www.LCNB.com) under the heading “Contact Us.” By following the contact link, a shareholder will be given access to the Company’s toll-free telephone number and mailing address as well as a link to the Company email address for providing email correspondence.  Communications sent to that Company email address and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the shareholder communication.  In addition, communications received via telephone for the Board of Directors are forwarded to the Board by an officer of the Company.  In addition, shareholders may send communications to the Board or any of its members by sending such communications to the Company, c/o Secretary at P.O. Box 59, Lebanon, Ohio 45036.

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees and a Code of Ethics applicable to the Company’s Chief Executive

Officer, Chief Financial Officer and Controller. These codes of ethics are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of three independent directors.  The responsibilities of the Audit Committee are set forth in the revised charter of the Audit Committee which was adopted by the Board of Directors of the Company on February 17, 2004. The Audit Committee reviews, and revises if necessary, the Audit Charter at least annually.  Any changes are presented to the Board of Directors for approval.  The Audit Committee, among other matters, is responsible for the annual appointment and supervision of the independent public accountants, and reviews the arrangements for and the results of the auditors’ examination of the Company’s books and records and auditors’ compensation.  The Audit Committee reviews the Company’s accounting policies, internal control procedures and systems and compliance activities.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.  The committee has also reviewed and discussed with BKD, LLP their independence as auditors for the fiscal year ended December 31, 2017, as required to be discussed by SAS 61, as it may be modified or supplemented.

The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and, as required, has discussed with BKD, LLP its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

This report has been submitted by the Audit Committee:

Spencer S. Cropper

Anne E. Krehbiel

Valerie S. Krueckeberg

MARKET PRICE OF STOCK AND DIVIDEND DATA

Holders and Market Information

LCNB had approximately 959 registered holders of its Common Shares as of December 31, 2017. The number of shareholders includes banks and brokers who act as nominees, each of whom may represent more than one shareholder.  Its Common Shares are currently traded on the NASDAQ Capital Market under the symbol “LCNB”.  Several market-makers facilitate the trading of the Common Shares. Trade prices for LCNB’s Common Shares, reported through registered securities dealers, are set forth below.  Trades have occurred during the periods indicated without the knowledge of LCNB.

The trade prices shown below are interdealer without retail markups, markdowns or commissions.

2017	High	Low
First Quarter	$24.35	$20.80
Second Quarter	$22.80	$19.00
Third Quarter	$21.85	$18.05
Fourth Quarter	$22.84	$19.40

2016	High	Low
First Quarter	$17.75	$15.51
Second Quarter	$17.24	$15.69
Third Quarter	$19.13	$15.73
Fourth Quarter	$25.00	$16.55

Dividends

The following table presents cash dividends per share of common stock declared and paid in the periods shown.

	2017	2016
First Quarter	$0.160	$0.160
Second Quarter	0.160	0.160
Third Quarter	0.160	0.160
Fourth Quarter	0.160	0.160
Total	$0.640	$0.640

It is expected that LCNB will continue to pay dividends on a similar schedule, to the extent permitted by business and other factors beyond management’s control.  LCNB depends on dividends from its subsidiary for the majority of its liquid assets, including the cash needed to pay dividends to its shareholders. Federal banking laws and regulations limit the amount of dividends the Bank may pay to the sum of retained net income, as defined, for the current year plus retained net income for the previous two years. Prior approval from the Office of the Comptroller of the Currency, the Bank’s primary regulator, would be necessary for the Bank to pay dividends in excess of this amount. In addition, dividend payments may not reduce capital levels below minimum regulatory guidelines. Management believes the Bank will be able to pay anticipated dividends to LCNB without needing to request approval.

Equity Compensation Plan Information

The Company’s 2015 Ownership Incentive Plan (the “Plan”) was approved by shareholders at the 2015 annual meeting. The Plan provides for the grant of ownership incentives to key employees in the form of stock options, appreciation rights, restricted shares and/or restricted share units. The Plan is administered by the Compensation Committee.  For additional information on the Plan, please refer to the Company’s Definitive Proxy Statement, filed with the SEC on March 13, 2015. The Company’s previous equity incentive plan, the 2002 Ownership Incentive Plan (the “2002 Plan”), expired in accordance with its terms in 2012. The Board established the 2002 Plan to provide awards to certain executive officers after reaching specific earnings and asset growth goals set at the beginning of each year.  Options previously granted under the 2002 Plan continue to be exercised in accordance with the terms of the grants.

The following table summarizes share and exercise price information about LCNB’s equity compensation plans as of March 1, 2018.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities remaining available for future issuance under any equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	17,634 shares	$11.25	97,202 shares (1) (2)
Equity compensation plans not approved by security holders	NA	NA	NA
Total	17,634 shares	$11.25	97,202 shares

(1)

Except for restricted share awards granted under the Plan (which are not required to be reflected in this table), the only equity incentives granted under the 2015 or 2002 Plans have been stock options.

(2)

The 2002 Plan expired in 2012 and the 96,196 shares left in the plan at expiration reverted to Treasury securities, authorized unissued securities of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

LCNB has no direct employees.  All officers and other employees performing services for LCNB are employees of the Bank.  The Compensation Committee is a committee of the Board of Directors, composed solely of independent directors, and is responsible for developing the Bank’s executive compensation principles, policies and programs and approving the compensation to be paid to the Chief Executive Officer, Chief Financial Officer and each of the other named executive officers (the “named executive officers”) of the Company and the Bank.  The Compensation Committee consults with Steve P. Foster, President and Chief Executive Officer, concerning executive officer compensation; however, he does not participate in the deliberations regarding his compensation as President and Chief Executive Officer.

The primary objectives of the Bank’s executive officer compensation programs are to:

•

Provide a direct link between executive officer compensation and the interests of LCNB and LCNB’s shareholders by making a portion of executive officer compensation dependent upon the financial performance of the Bank and the consolidated corporation.

•

Support achieving the Bank’s annual and longterm goals and objectives as determined by the Bank Board.

•

Establish base salaries targeted at a market median level for comparable positions within a comparison group of companies in the banking industry when the executive is in a fully functioning role.

•

Provide executive officers with incentive compensation opportunities designed to pay total compensation levels that are above the median for above median performance.

•

Provide compensation plans and arrangements that encourage the retention of our proven team of executive officers.

The total compensation package for executive officers of the Company and the Bank includes: base salary, annual cash bonuses and incentive opportunities, which may consist of equity incentives under the 2015 Ownership Incentive Plan. Executive officers also receive other employee benefits generally available to all employees.

Generally, the named executive officers of the Bank are employed “at will” without severance agreements or employment contracts.  The Company believes that its compensation levels and structure, as well as the Company’s culture and intangibles alleviate the need for the Company to utilize employment agreements with its named executive officers.

The Company held its most recent “say-on-pay” and “say-when-on-pay” advisory shareholder votes on the compensation of LCNB’s named executive officers at the April 2017 Annual Meeting.  The Compensation Committee noted that the Company’s proposal regarding the “say-on-pay” vote had broad support among its shareholders.  The 2017 “say-on-pay” vote results were 94.3% in favor.   With respect to the “say-when-on-pay” advisory vote, the Company’s shareholders were almost evenly split between holding an advisory shareholder vote on the compensation of LCNB’s named executive officers once every three years versus every year, with every year receiving slightly more votes. Because of the near split amongst voters, and the Compensation Committee’s belief that a say-on-pay vote every three years is sufficient, the Board will continue to hold such advisory vote on executive compensation once every three years.  Therefore, the next advisory shareholder vote on the compensation of LCNB’s named executive officers and the advisory vote on the frequency of the say-on-pay vote will occur at the 2020 annual meeting and the 2023 annual meeting, respectively.

Based on the results of the 2017 “say-on-pay” vote, no specific component of the executive compensation program was altered for fiscal year 2017. The Compensation Committee and the Company’s Board of Directors believe that the Company’s executive compensation has been appropriately tailored to its business strategies, aligns pay with performance, and reflects best practices regarding executive compensation.  The committee will continue to consider shareholder sentiments about the Company’s core principles and objectives when determining executive compensation.

Engagement of Independent Compensation Consultant

The Compensation Committee has the sole authority to engage the services of any compensation consultant or advisor. In late 2013, the Compensation Committee engaged Blanchard Consulting Group (“BCG”) to provide consulting services surrounding executive compensation programs and policies.  BCG is an independent third-party consulting group that focuses exclusively on providing compensation consulting to community banks throughout the country.  During 2014, BCG assisted LCNB with an executive compensation review, a review of the annual cash incentive plan, and assistance with a market-based equity plan review and the development of the 2015 Ownership Incentive Plan (with the assistance of LCNB’s outside legal counsel). BCG was hired directly by the Compensation Committee and does not provide any other services to LCNB.  The Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934 in determining that BCG’s work does not raise a conflict of interest.

In early 2014, BCG completed work on the executive total compensation review project.  This project focused on all aspects of total compensation; including base salaries, cash incentives/bonuses, equity incentives and grants, other compensation and perquisites, and executive benefits and retirement programs.  As part of this executive total compensation review, BCG utilized a peer group of twenty-one (21) publicly traded banks in Ohio and surrounding states and gathered and reviewed total compensation and performance data for these peer banks.  A listing of the specific peer group banks utilized in the 2014 study is provided below.  The report of findings from this study was utilized for 2014 decisions, including the recommendation for the adoption at the 2015 Annual Meeting of Shareholders of the 2015 Ownership Incentive Plan.  Due to the comprehensive nature of the report, it was also utilized for 2015 compensation decisions.

In 2014, BCG also reviewed LCNB’s annual/short-term cash incentive plan compared to market best practices. Significant changes were contemplated but not made for 2015, however, the Compensation Committee determined that changes would be made to the annual/short-term cash incentive plan in 2017 based on internal discussions and recommendations from BCG.  A summary of the annual/short-term cash incentive plan for 2017 is provided later in this section.

Peer Group Banks – 2014 Compensation Study

The peer group banks utilized in the executive total compensation review performed by BCG in 2014 included the following:

LNB Bancorp, Inc. (OH)	Farmers National Banc Corp. (OH)
First Citizens Banc Corp. (OH)	Premier Financial Bancorp, Inc. (WV)
Codorus Valley Bancorp, Inc. (PA)	ACNB Corporation (PA)
Franklin Financial Services (PA)	AmeriServ Financial, Inc. (PA)
HopFed Bancorp, Inc. (KY)	Farmers & Merchants Bancorp (OH)
United Bancorp, Inc. (MI)	Penns Woods Bancorp, Inc. (PA)
Community Bank Shares of Indiana, Inc. (IN)	Ohio Valley Banc Corp. (OH)
Camco Financial Corporation (OH)	MVB Financial Corp. (WV)
Kentucky Bancshares, Inc. (KY)	Tower Financial Corporation (IN)
Middlefield Banc Corp. (OH)	NB&T Financial Group, Inc. (OH)
SB Financial Group, Inc. (OH)

2017 Executive Compensation Components

Annual Base Salaries

In setting annual salaries for the named executive officers, the Compensation Committee historically considered the salaries set forth in the Ohio Bankers League Bank Compensation & Benefits Survey.  The Ohio Bankers League Bank Compensation & Benefits Survey publishes the median and certain other percentile salaries of over 300 financial institutions that take part in its survey of financial institutions in Ohio, Illinois and Missouri.  The survey does not individually identify the financial institutions that participate.

For 2017, in addition to the OBL Survey, the Compensation Committee considered the market data provided in BCG’s 2014 compensation report.  This included salary data from the previously identified peer group along with various banking industry surveys.  When setting each named executive officer’s annual salary, the Compensation Committee starts at the median salary for an equivalent position in the market, and adjusts the salary for each named executive officer based upon such officer’s history with the Company, experience overall, and general skill level.  Named executive officers with greater tenure and more experience are generally compensated above the baseline provided by the median salary identified in the market, while named executive officers with shorter tenures with the Company and less experience are generally compensated below such baseline.  The Compensation Committee uses the median salary as the starting point in setting the annual base salary for its named executive officers to help ensure that the Company’s compensation remains competitive and the Company is able to uphold its goal of maintaining stable, effective management.  Finally, the Compensation Committee compares the individual performance of the executive measured against the Board of Directors’ previously determined subjective performance objectives for each executive for the previous year.  Taking into consideration all of these factors, the Compensation Committee sets each named executive officer’s salary.

Individual Performance Objectives

The Compensation Committee establishes subjective performance objectives for each executive officer on an annual basis.  The performance objectives are tailored to the particular executive officer’s area of responsibility within the Company and the Bank.  Whether these performance objectives are achieved is one of the factors considered by the Compensation Committee when establishing annual base salaries for the following fiscal year.  Additionally, these performance objectives are used to determine a small portion of the executive officers’ annual bonuses and incentives.  For fiscal year 2017, the named executive officers were evaluated on the performance criteria set forth below:

Steve P. Foster – Act as President and Chief Executive Officer of LCNB and the Bank, providing leadership and motivation to achieve Board approved goals and objectives. Be a spokesperson for LCNB to shareholders, customers, employees, and the media.  Ensure the integrity of corporate records and various regulatory reports while supervising compliance with all applicable laws and regulations.  Ensure that proper internal controls are in place and followed to protect the integrity of financial reporting. Communicate to the Board the progress toward goals and objectives, compliance issues, policy exceptions, and operational issues and risks.

Matthew P. Layer – Act as the Chief Lending Officer of LCNB, supervising the Bank’s loan department to ensure compliance with all applicable laws and regulations.  Maintain high asset quality in the Bank’s loan portfolio by ensuring compliance with the Bank’s loan policy and managing any policy exceptions through the Loan Committee and the Board of Directors.  Ensure the proper maintenance and control of customer and bank records to ensure the integrity of those records.  Manage the growth of the loan department to meet budgeted goals using individual goals, incentives, and marketing.  Participate as a member of the Bank’s senior management team to develop direction and goals and to assist in communicating and supporting management’s priorities.

Robert C. Haines II – Act as the Chief Financial Officer of LCNB, assuring the integrity and accuracy of corporate financial records and various regulatory reports.  Supervise the internal auditor, manage the relationship with the internal and external audit firms and act as a liaison to the Board of Director’s Audit Committee.  Supervise and direct the Bank’s data processing and item processing functions. Prepare the budget and advise the executive management team and the Board of Directors on progress toward budget goals.  Support shareholder relations by acting as LCNB’s primary contact with

LCNB’s transfer agent. Participate as a member of the Bank’s executive management team to develop direction and goals and to assist in communicating and supporting management’s priorities.

Leroy F. McKay – Act as the Senior Trust Officer of LCNB, supervising the Bank’s trust department to ensure compliance with all applicable laws and regulations.  Promote growth in the trust department to ensure its future viability and to continue to meet income goals.  Supervise and maximize the return on the security portfolios of the holding company, the Bank, and the trust department. Encourage and supervise the Bank’s brokerage operation. Chair the Bank’s Privacy Committee and lead initiatives aimed at protecting customer information and complying with applicable laws and regulations. Chair the Bank’s CRA Committee and guide the committee in maintaining an outstanding or satisfactory rating.  Participate as a member of the Bank’s executive management team to develop direction and goals and to assist in communicating and supporting management’s priorities.

Eric J. Meilstrup – Act as Chief Operations Officer of LCNB, supervising the Bank’s daily operations including hiring, training, and scheduling of employees; the security of all offices, maintenance and control of customer and bank records to insure the integrity of those records; compliance of all applicable laws and regulations; the maintenance of all bank properties. Manage growth of customer deposit base to meet budgeted goals using individual goals, incentives, and marketing. Participate as a member of the Bank’s senior management team to develop direction and goals and to assist in communicating and supporting management’s priorities.

Michael R. Miller – Act as the Senior Trust Officer of LCNB, supervising the Bank’s trust department to ensure compliance with all applicable laws and regulations.  Promote growth in the trust department to ensure its future viability and to continue to meet income goals.  Supervise and maximize the return on the security portfolios of the holding company, the Bank, and the trust department. Encourage and supervise the Bank’s brokerage operation. Participate as a member of the Bank’s executive management team to develop direction and goals and to assist in communicating and supporting management’s priorities.

Bradley A Ruppert – Act as Chief Investment Officer of LCNB, overseeing the Bank’s investment strategy.  Work with the Executive Committee to ensure that the Bank’s Investment Portfolio is optimized with the respect to current liquidity, earnings, and risk targets established by the Board of Directors.  Provide oversight to the investment strategy for the Bank’s Trust Department.  Oversee the research and allocation targets for the department and serves as Portfolio Manager for numerous client relationships. Serve as Chair of the Investment Services Committee and provide oversight of the Investment Services Division to ensure that the department adheres to all rules, regulations, and internal policies.  As Co-Chair of the CRA Committee, ensure the Bank stays in compliance with the Community Reinvestment Act and remains focused on reinvesting into the communities it services.

Incentive Compensation

In addition to the payment of base salary and the provision of standard employee benefits, the Bank’s compensation programs provides executive officers the opportunity to earn additional compensation in the form of annual cash bonus incentives and equity incentives.

Annual Cash Bonus Incentives

The 2017 cash bonus program for executive officers was based primarily on the performance of the Company and the performance of the executive officer in meeting assigned goals for both the

Company and the officer personally.  For named executive officers as well as employees of the Bank generally, the Compensation Committee believes that it is important to create an incentive to focus on the profitability and growth of the Company.  As such, the majority of cash bonuses paid to all employees of the Company are based on the Company’s performance.  However, realizing that individual performance is not always fully recognizable solely in the Company’s performance, the executive officers are also eligible for small cash bonuses based on the achievement of the goals detailed under Performance Objectives that are communicated at the beginning of each year to each executive and are unique to each executive officer’s responsibilities.

In 2017, each named executive officer was eligible to receive a cash bonus based partially on the Company’s performance for 2017 as measured by the core return on average assets (ROAA).  Each named executive officer was eligible to receive a cash bonus ranging from 1.50% of that officer’s base salary in the event that the Company’s core ROAA was below 0.75% and up to 14.00% of that officer’s base salary in the event that the Company’s core ROAA was 1.50% and above.  In 2017, the Company’s Core ROAA was 0.99%, and so the portion of the cash bonus dependent on the Company’s performance received by the named executive officers was 3.5% of their annual base salary.

The table below sets forth the potential bonus amounts tied to ROAA for 2017.

Range of Company’s Core Return on Average Assets	Cash Bonus as a Percentage of the Named Executive Officer’s Base Salary in 2017
1.5% and above	14.0%
1.45-1.49%	13.0%
1.40-1.44%	12.0%
1.35-1.39%	11.0%
1.30-1.34%	10.0%
1.25-1.29%	9.0%
1.20-1.24%	8.0%
1.15-1.19%	7.0%
1.10-1.14%	6.5%
1.05-1.09%	6.0%
1.00-1.04%	5.5%
.95-.99%	3.5%
.90-.94%	3.0%
.85-.89%	2.5%
.80-.84%	2.0%
.75-.79%	1.5%
Below .75%	1.5%

The other portion of each named executive officer’s cash bonus was awarded based on the achievement of that individual’s subjective performance objectives.  In 2017, each named executive officer could earn up to an additional 6.0% of his base salary for meeting his individual performance objectives. This additional 6.0% of base salary is intended to encourage personal achievement of the individualized performance objectives.  Historically, LCNB focused its annual cash bonus/incentive amounts entirely on Company performance.  However, in recent years (including 2017) the Company has also utilized personal performance objectives. This small modification was made to encourage balance in the annual cash incentive plan design.  Additionally, LCNB determined in recent years that market influences made it appropriate to pay a minimal bonus for ROAA amounts below 1.0%.  This shift was based on the external reality in community banking that has impacted profitability capabilities.

Based on the 2017 Company ROAA results, the largest cash bonus that a named executive officer would have been able to achieve in 2017 was 9.5% of his annual base salary.  The Company believes that it has set the sliding scale for cash bonus compensation so that modest bonuses are achievable by the named executive officers based on adequate performance of the Company and the individual named executive officers. However, significantly larger bonuses will only be achieved by exceptional performance both by the Company and by an individual named executive officer.  The Company believes that a maximum cash bonus/incentive award opportunity level of 20% of salary for the named executive officers is relatively modest when compared to market data.

The Company continues to implement a “Clawback” provision with respect to the 2017 cash bonus plan.  This “Clawback” allows the Company to recoup incentive compensation amounts paid to employees if these amounts were paid based on misstated financials, or if the employee commits significant misconduct.

Equity Incentives

At the 2015 Annual Meeting, the Company’s shareholders voted to approve the 2015 Ownership Incentive Plan (the “2015 Plan”). The 2015 Plan replaced the previous equity plan that expired in 2012. The 2015 Plan is a result of significant discussions, market analysis, and cost modeling.  All awards granted under the 2015 Plan are subject to the Company’s “Clawback” policy as it may be amended from time to time.  During fiscal year 2017, 4,027 equity awards were granted under the 2015 Plan.

Option Awards Under the 2002 Plan

The Company established an equity incentive plan in 2002 that allowed for stock options to be awarded to executive officers based on a performance matrix. The plan expired in 2012.  Therefore, no option awards have been granted since that time. The options previously awarded vest according to the following schedule on each anniversary of the Grant Date:

Years after the Grant Date	Vested Percentage

Less than 1	0%
At least 1 but less than 2	20%
At least 2 but less than 3	40%
At least 3 but less than 4	60%
At least 4 but less than 5	80%
At least 5 but no more than 10	100%

Any options which are vested and not exercised within 10 years from the date of the grant shall be deemed expired and no longer exercisable by the eligible person.

Other Compensation

The Company also provides other compensation to the named executive officers as it determines is necessary or advisable.  Mr. Foster, President and Chief Executive Officer, receives an allowance for an automobile and the named executive officers all receive payments for health insurance and long-term disability, as the Compensation Committee has decided that such small perquisites aid in the retention of the named executive officers.

Further, the Company maintains a Supplemental Income Plan for its former Chief Executive officer, Mr. Wilson. This plan was entered into in 1996, and provides that Mr. Wilson shall receive certain benefits upon his reaching 65 years of age, or a change in control of the Company.  The Company adopted the plan in order to create an additional incentive for Mr. Wilson to continue his service with the Company as its Chief Executive Officer and to provide Mr. Wilson with added security for his retirement or in the case that the Company was sold.  The Company is currently making payments under this plan.

In addition, the Bank has a nonqualified deferred compensation benefit plan which permits named executive officers to defer all or a portion of their cash bonus, as well as certain defined benefit plans, as further detailed below.

Analysis of Total Mix of Compensation

The Board of Directors feels that the combination of making cash bonus payments based upon specific goals for each named executive officer and separate bonus payments tied to earnings goals for the Company provides the necessary incentives to reach the Company’s objectives. The cash bonus payments and the base salary together can provide the named executive officers a compensation package that is competitive with peers in the financial industry.  Additionally, the 2015 Plan provides the Company with the ability to better balance executive compensation between short-term components (base salary and annual cash bonus incentives) and longer-term components (equity incentives).

2018 Executive Compensation

On February 12, 2018 the Compensation Committee recommended to the Board of Directors new performance measures under the annual cash bonus program. This program is designed to reward executive officers for meeting certain goals set annually by the Committee.  Goals for 2018 include return on average assets, loan growth, deposit growth, efficiency rating, and strategic planning goals. The goals are weighted with Company performance goals accounting for 33% of the short-term cash incentive and individual performance goals accounting for 66% of the cash incentive. If those Company and individual performance goals are substantially met, each named executive officer can receive an award equal to 11.5% of his 2018 base salary. Substantially exceeding the Company and individual performance goals can increase the cash award to a maximum of 20% of base salary. The Company performance goals for the 2018 annual cash bonus program are:

Return on Average Assets

40%

Total Loan Growth

20%

Total Deposit Growth

5%

Efficiency Ratio

10%

The individual performance goals are weighted 25% and are tied to each named executive officer’s strategic planning goals as defined in the LCNB Strategic Plan.

The Compensation Committee also recommended to the Board of Directors the implementation of specific performance measures with respect to the 2015 Plan. The Board of Directors approved the use of earnings per share and total asset growth as performance measures to reward the executive officers.

Earnings per share and total asset growth will be based on the Board approved budget. The Compensation Committee established a range of awards based on the achievement of those goals. The awards are calculated using a percentage that is applied to each executive officer’s salary to arrive at a calculated number of shares. That percentage ranges from 0% of salary to a maximum of 20% of salary for most named executive officers. This plan will be effective based on the performance measures achieved in 2018.  The dollar amounts that are earned will be converted to a specific number of shares based on the value of the shares on the date of grant.  The shares will be granted from the 2015 Plan that was approved by LCNB’s shareholders.

Forward Looking Statements

The information discussed in our Compensation Discussion and Analysis contains statements regarding future individual and Company performance measures, targets, and other goals. These goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Executive Compensation: Compensation Tables

The following summary compensation table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the named executive officers.  The named executive officers are employees of the Bank.  The Bank is a wholly-owned subsidiary of LCNB.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Restricted Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Non-Qualified Deferred Compensation Earnings($)	All Other Compensation	Total ($)
Steve P. Foster, President and Chief Executive Officer	2017 2016 2015	$ 286,000 $ 271,000 $ 212,000	29,875 N/A 63,600	N/A N/A N/A	$ 25,956 $ 20,140 $ 18,050	$ 270,250(2) $ 225,697 $ 202,027	$ 23,023(3) $ 22,715 $ 22,916	$ 635,104 $ 539,552 $ 518,593
Robert C. Haines II, Executive Vice President and Chief Financial Officer	2017 2016 2015	$ 147,000 $ 139,000 $ 129,000	15,334 N/A 25,800	N/A N/A N/A	$ 13,205 $ 12,256 $ 10,830	$ 48,942(2) $ 20,073 $ 2,720	$ 22,302(3) $ 17,449 $ 17,951	$ 246,783 $ 188,777 $ 186,301
Matthew P. Layer, Executive Vice President	2017 2016 2015	$ 147,000 $ 139,000 $ 129,000	15,334 N/A 25,800	N/A N/A N/A	$ 13,205 $ 12,255 $ 10,830	$ 130,453(2) $ 74,614 $ 29,068	$ 6,369(3) $ 6,024 $ 5,999	$ 312,361 $ 231,893 $ 200,697
Leroy F. McKay,(4) Executive Vice President	2017 2016 2015	$ 85,750 $ 139,000 $ 129,000	15,334 N/A 25,800	N/A N/A N/A	$ 13,205 $ 12,255 $ 11,258	$ 198,654(2) $ 187,530 $ 73,268	$ 3,591(3) $ 7,660 $ 7,636	$ 316,534 $ 346,445 $ 246,962
Eric J. Meilstrup, Executive Vice President	2017 2016 2015	$ 147,000 $ 139,000 $ 129,000	15,334 N/A 25,800	N/A N/A N/A	$ 12,611 $ 45,793 $ 10,830	$ 93,378(2) $ 45,793 $ 6,198	$ 21,070(3) $ 18,151 $ 16,176	$ 289,394 $ 215,199 $ 188,004
Michael R. Miller,(5) Executive Vice President	2017	$ 106,952	N/A	N/A	N/A	N/A	$ 35,871(3)	$ 142,823

(1)

See “Terms of Restricted Share Grants” below for a description of the terms of the grants of restricted shares shown in the Restricted Stock Awards column. The amounts in the Restricted Stock Awards column are the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. Assumptions used in determining fair value are disclosed in the footnote “Stock Based Compensation” located on pages [89-91] of LCNB’s Annual Report in Form 10-K for the year ended December 31, 2017.

(2)

Includes above market interest paid on the non-qualified deferred compensation plan as follows: Mr. Foster, $42,816; Mr. Haines, $2,265; Mr. Layer, $6,360; Mr. McKay, $10,337; Mr. Meilstrup, $4,711; and Mr. Miller, $0. The above market interest rate is calculated by subtracting 120% of the federal long-term rate (2.64%) from the rate paid by the Bank on the deferred compensation funds (currently 8%). The resulting difference of 4.83% was used to calculate the above market interest disclosed in the above table. Also includes the change in aggregate increase/decrease in the actuarial present value of the officer’s accumulated benefit under the Bank’s defined benefit plan as follows: Mr. Foster, $80,515; Mr. Haines, $46,667; Mr. Layer, $124,093; Mr. McKay, $188,317; Mr. Meilstrup, $88,667; and Mr. Miller $0. Also includes the change in aggregate increase in the actuarial present value of the officer’s accumulated benefit under the Bank’s Non-Qualified benefit plan as follows: Mr. Foster, $146,919.

(3)

Includes Bank director fees for: Mr. Foster, $14.000.  Includes health and long-term disability payments as follows: Mr. Foster, $6,869; Mr. Haines, $8,115; Mr. Layer, $6,369; Mr. McKay, $3,591; Mr. Meilstrup $10,428; and Mr. Miller $7,276. Includes auto allowance for Mr. Foster of $2,154. Includes 401(k) contributions for Mr. Haines of $14.167; Mr. Meilstrup of $10,642; and Mr. Miller of $3,595. Includes a referral fee for Mr. Haines of $20. Includes a signing Bonus for Mr. Miller of $25,000.

(4)

Mr. McKay retired from his role as Executive Vice President and Trust Officer on July 31, 2017.

(5)

Mr. Miller became Executive Vice President and Trust Department Head of LCNB and the Bank on April 10, 2017. Prior to joining LCNB and the Bank, he held various Trust Officer roles at other financial institutions, most recently as a Vice President and Senior Trust Officer.

Terms of Restricted Share Grants. All of the grants of restricted shares listed in the above table vest annually in five equal installments over a five-year period beginning on the first anniversary of the grant date, provided, however, that: (a) the respective grantee remains employed through the applicable vesting date and (b) vesting will be accelerated upon the grantee’s death, incapacity or retirement (after attaining the age of 65). Upon a change of control of the Company as defined in the 2015 Plan, 100% of the restricted shares will vest if at any time during the three months prior to the effective date of any change of control to the first anniversary of such change of control: (a) the grantee’s employment is terminated without cause, or (b) the grantee terminates employment for good reason. The grantees are eligible to receive dividends and other distributions declared by the Company on the restricted shares.

Pay Ratio Disclosure

Mr. Foster had an annual total compensation of $635,104 in 2017, as reflected in the Summary Compensation Table included in this Proxy Statement. We estimate that the median annual compensation for all LCNB employees, excluding our CEO, was $43,897 for 2017.  Taking this into account, we estimate that Mr. Foster’s annual total compensation was approximately 14.5 times that of the median annual compensation for all employees.

Plan-Based Awards

The following table summarizes for fiscal year 2017 each grant of an award under the Company’s non-equity incentive plan to the named executive officers.  During fiscal year 2017, no equity awards were granted under equity incentive plans.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units	Grant Date Fair Value of Stock Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Steve P. Foster	1/20/17		27,100	$54,200
Robert C. Haines II	1/20/17		13,900	$27,800
Matthew P. Layer	1/20/17		13,900	$27,800
Leroy F. McKay	1/20/17		13,900	$27,800
Eric J. Meilstrup	1/20/17		13,900	$27,800
Steve P. Foster	2/27/17							1,319	29,810
Robert C. Haines II	2/27/17							677	15,290
Matthew P. Layer	2/27/17							677	15,290
Eric J. Meilstrup	2/27/17							677	15,290
Leroy F. McKay	2/27/17							677	15,290

(1)

Although the Estimated Future Payouts are provided in the table, the awards were granted in 2017 and are disclosed in the “Summary Compensation Table.”

All employees, including the named executive officers, participate in a Non-Equity Incentive Plan.  This plan rewards employees based on the financial performance of the Company as described in the Compensation Discussion and Analysis.  The estimated future payouts for the named executive officers in the above table are calculated using the ROAA scale established by the Compensation Committee and approved by the Board.  Each named executive officer was eligible to receive a cash bonus ranging from 1.50% of that officer’s base salary in the event that the Company’s core ROAA was below .75% and 14.00% of that officer’s base salary in the event that the Company’s core ROAA was 1.5% and above. The appropriate percentage is multiplied by the officer’s base salary to determine the cash award.

Outstanding Equity Awards

The following table summarizes, as of the end of fiscal year 2017 for each of the named executive officers, information concerning unexercised options and unvested stock and equity incentive plan awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#) (7)	Market Value of Shares or Units of Stock that have not Vested ($) (10)
Steve P. Foster	2,631(1) 3,889(2) 3,130(3) 3,824(4) 2,639(5)	0 0 0 0 0	$12.55 $ 9.00 $11.50 $11.85 $12.60	02/19/18 01/26/19 02/21/20 02/14/21 02/13/22	2,467(8) 1,319(9)	$50,450 $26,974

-

-

Robert C. Haines II (6)	N/A 0(2) 0(3) 0(4) 0(5)	N/A 0 0 0 0	$12.55 $ 9.00 $11.50 $11.85 $12.60	02/19/18 01/26/19 02/21/20 02/14/21 02/13/22	1,001(8) 677(9)	$20,470 $13,845
Matthew P. Layer(6)	N/A 467(2) 743(3) 1,400(4) 1,231(5)	N/A 0 0 0 0	$12.55 $ 9.00 $11.50 $11.85 $12.60	02/19/18 01/26/19 02/21/20 02/14/21 02/13/22	1,001(8) 677(9)	$20,470 $13,845
Leroy F. McKay(6)	N/A 0(2) 0(3) 0(4) 0(5)	N/A 0 0 0 0	$12.55 $ 9.00 $11.50 $11.85 $12.60	02/19/18 01/26/19 02/21/20 02/14/21 02/13/22	0(8) 0(9)	$0 $0
Eric J. Meilstrup(6)	0(1) 0(2) 0(3) 0(4) 311(5)	0 0 0 0 0	$12.55 $ 9.00 $11.50 $11.85 $12.60	02/19/18 01/26/19 02/21/20 02/14/21 02/13/22	1,001(8) 677(9)	$20,470 $13,845
Michael R. Miller	N/A	N/A	N/A	N/A	N/A	N/A

(1)

Vested 20% in 2009, 20% in 2010, 20% in 2011, 20% in 2012, and 20% in 2013.

(2)

Vested 20% in 2010, 20% in 2011, 20% in 2012, 20% in 2013, and 20% in 2014.

(3)

Vested 20% in 2011, 20% in 2012, 20% in 2013, 20% in 2014, and 20% in 2015.

(4)

Vested 20% in 2012, 20% in 2013, 20% in 2014, 20% in 2015, and 20% in 2016.

(5)

Vested 20% in 2013, 20% in 2014, 20% in 2015, 20% in 2016, and 20% in 2017.

(6)

Mr. Haines, Mr. McKay, and Mr. Layer were not eligible to participate in the Equity Incentive Plan until 2008.

(7)

Represents the number of restricted share awards that have not vested as of December 31, 2017.

(8)

Represents restricted shares awarded by the Board of Directors on December 28, 2015 pursuant to the Plan.

The restricted shares vest annually in five equal installments beginning on December 28, 2016.

(9)

Represents restricted shares awarded by the Board of Directors on February 27, 2017 pursuant to the Plan.

The restricted shares vest annually in five equal installments beginning on February 27, 2018.

(10)

Represents the value of the unvested restricted stock awards based on the Company’s closing stock price on December 29, 2017 of $20.45

Option Exercises and Stock Vested

The following table summarizes for fiscal year 2017 all exercises of options and vesting of stock awards for each of the Company’s named executive officers.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steve P. Foster	1,510	6,372	822	16,851

-

-

Robert C. Haines II	N/A	3,149	334	6,839
Matthew P. Layer	N/A	N/A	334	6,839
Leroy F. McKay	N/A	16,130	334	6,839
Eric J. Meilstrup	N/A	N/A	334	6,839
Michael R. Miller	N/A	N/A	N/A	N/A

Defined Benefit Plan Disclosure

In 1954, the Bank adopted the LCNB National Bank Employees Pension Plan (the “Pension Plan”) a defined benefit plan.  Employees hired on or after January 1, 2009 are not eligible to participate in the Pension Plan, however, some employees that were hired before that date continue to participate in the Pension Plan.  Effective February 1, 2009, employees whose age plus vesting service equaled 55 to 64 will receive a monthly retirement benefit equal to 40% of the participant’s average monthly compensation. Employees whose age plus vesting service equaled less than 55 will receive a monthly retirement benefit equal to 30% of the participant’s average monthly compensation.  A participant’s average monthly compensation is based on the five consecutive years of a participant’s employment with the Bank that produce the highest monthly average.  Benefits are not reduced by Social Security payments or by payments from other sources and are payable in the form of a life annuity (ten years certain).

All employees are eligible to participate in the company’s enhanced 401(k) plan.  Employees receive a 50% employer match on their contributions into their 401(k) plans, up to a maximum LCNB contribution of 3% of each individual employee’s annual compensation.

Certain highly compensated employees are eligible to participate in a nonqualified defined benefit retirement plan.  The nonqualified plan ensures that participants receive the full amount of benefits to which they would have been entitled under the noncontributory defined benefit retirement plan in the absence of limits on benefit levels imposed by certain sections of the Internal Revenue Code.

The following table summarizes, as of the end of fiscal year 2017 for each of the Company’s named executive officers, information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Steve P. Foster	Defined Benefit Plan Non-Qualified Plan	40 40	1,829,912 1,003,500	None None
Robert C. Haines II	Defined Benefit Plan	23	139,245	None
Matthew P. Layer	Defined Benefit Plan	36	543,127	None
Leroy F. McKay	Defined Benefit Plan	22	1,024,924	None
Eric J. Meilstrup	Defined Benefit Plan	27	288,638	None
Michael R. Miller	N/A	N/A	N/A	None

The Defined Benefit Plan’s actuarial assumptions used in 2017 included a discount rate of 3.60%, an expected long-term rate of return for Plan assets of 3.60% and a future compensation rate increase of 3.0%. The expected long-term rate of return on Plan assets was determined using historic returns on investments, adjusted for expected long-term interest rates.

The following table summarizes, as of the end of fiscal year 2017, for each of the Company’s named executive officers, information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Steve P. Foster	25,956	None	71,731	None	934,485
Robert C. Haines II	6,603	None	3,786	None	49,684
Matthew P. Layer	11,224	None	10,658	None	139,243
Leroy F. McKay	13,205	None	19,712	None	257,132
Eric J. Meilstrup	6,306	None	7,893	None	103,012
Michael R. Miller	N/A	None	N/A	None	N/A

-

(1)

The executive officers’ contributions are also included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(2)

The portion of the Aggregate Earnings is also included in the Summary Compensation Table under Non-Qualified Deferred Compensation Earnings because the Bank is paying an above market rate on the aggregate balances that the Executive Officers have deferred. Those amounts for each officer are: Mr. Foster, $42,816; Mr. Haines, $2,265; Mr. Layer, $6,360; Mr. McKay, $10,337; and Mr. Meilstrup, $4,711.

The Bank has a benefit plan which permits named executive officers to defer all or a portion of their cash bonus. The deferred compensation balance, which accrues interest at 8% annually, is distributable in cash after retirement or termination of employment either in one lump sum payment or ten equal payments over a period of ten years, in the discretion of the executive officer.  Through the Compensation Committee, the LCNB Board of Directors determines the interest rate that will be used to calculate earnings under the plan.

Termination and Change in Control Payments

The Company does not have employment agreements with its named executive officers. Therefore, these officers are employees at will and a termination of these named executive officers as of December 31, 2017 would not have triggered any payment obligations of the Company under their employment arrangements.  However, under some of the Company’s other benefit plans, the named executive officers would have been entitled to receive payments if a termination or change in control happened on December 31, 2017.

The 2015 Ownership Incentive Plan and the 2002 Plan each contain a double-trigger change of control clause that accelerates vesting upon a change of control as follows: the period beginning three months prior to the effective date of any change of control of the Company and ending on the first anniversary of such a change of control, one hundred percent of the ownership incentives granted which have been outstanding for at least six months shall vest and be exercisable by the holder in the event that (a) the holder’s status as an employee is involuntarily terminated by the Company for any reason other than cause, or (b) the holder voluntarily terminates his status as an employee as the result of a material reduction in the option holder’s duties, title, or compensation from the Company.  Thus, if there was a change in control on December 31, 2017 and the named executive officers were terminated or experienced material reductions in their duties, all of the ownership incentives held by the named executive officers for longer than six months would vest.

Upon such events, the named executive officers would have the following amount of restricted shares vest under the 2015 Ownership Incentive Plan:

Steve P. Foster	3,786
Robert C. Haines II	1,678
Matthew P. Layer	1,678
Leroy F. McKay	0
Eric J. Meilstrup	1,678
Michael R. Miller	0

Upon such events, the named executive officers would have options convertible into the following amount of the Company’s Common Shares vest under the 2002 Plan:

Steve P. Foster	16,133
Robert C. Haines II	0
Matthew P. Layer	3,841
Leroy F. McKay	0
Eric J. Meilstrup	311
Michael R. Miller	0

The Deferred Compensation Plan provides that in the event of any termination of a named executive officer, or a change in control of the Company, the named executive officers affected by the termination or change in control are entitled to receive the entire amount of the deferred compensation in their account as of the next valuation date after such event.  The named executive officer may elect whether to receive the deferred compensation in one lump sum, or in annual payments over ten years.  In the event that each of the named executive officers experienced a termination event on December 31, 2017, each would be entitled to receive the following amounts under the Deferred Compensation Plan:

Steve P. Foster	$934,485
Robert C. Haines II	$49,684
Matthew P. Layer	$139,243
Leroy F. McKay(1)	$0
Eric J. Meilstrup	$103,012
Michael R. Miller	$0

(1)

Mr. McKay retired on July 31, 2017 and therefore was not eligible to receive a lump sum payment under the circumstances described above on December 31, 2017.

For the purposes of the Deferred Compensation Plan, a change in control would be deemed to have occurred if:

•

a person or group obtained control of 50% of the Company’s stock,

•

a person or group acquires 35% of the Company’s stock within a 12 month period,

•

a majority of the members of the Board of Directors are replaced within a 12 month period without the endorsement of a majority of the members of the board, or

•

any person or group acquires assets from the Company worth at least 40% of the fair market value of all of the assets of the Company.

For purposes of the 2015 Ownership Incentive Plan, a change in control would be deemed to have occurred if:

•

a person or group acquires ownership of the Company’s shares representing more than 50% of total fair market value or total voting power,

•

a majority of the members of the Board of Directors are replaced without their approval, or

•

one person or group acquires assets representing 50% or more of the total gross fair market value of all the assets of the Company.

For purposes of the 2002 Plan, a change in control would be deemed to have occurred if:

•

a person or group obtained control of 50% of the Company’s stock, or

•

a merger or sale of substantially all of the assets, reorganization, or the a majority of the members of the Board of Directors are replaced, without the approval of the Board of Directors.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management of the Company and, based on that review and those discussions, has recommended its inclusion in the Company’s annual report on Form 10-K and in this Proxy Statement.

The Compensation Committee of LCNB National Bank is comprised of the following persons:

Spencer S Cropper	John H. Kochensparger III
George L. Leasure	Valerie S. Krueckeberg
Anne E. Krehbiel

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm selected by the Audit Committee for the previous year 2017 was BKD, LLP.  A representative of BKD, LLP will be present at the Annual Shareholders Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by BKD, LLP for professional services rendered for the annual audit of the Company’s annual financial statements, the audit of the internal control over financial reporting and the reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q were $187,928 for fiscal year 2017 and were $175,400 for fiscal year 2016.

Audit-Related Fees

The aggregate fees billed by BKD, LLP for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and not reported under the paragraph immediately above entitled “Audit Fees” were $51,000 for fiscal year 2017 and $4,800 for fiscal year 2016.  Audit-related fees in 2017 and 2016 consisted of accounting consultation and other matters.

Tax Fees

The aggregate fees billed by BKD, LLP for fiscal year 2017 for professional services rendered for tax services, including any tax compliance, tax advice, and tax planning, were $13,200.  Tax fees consisted of Federal, state and local income and franchise tax return preparation, tax planning and assistance with a tax examination in fiscal year 2017.  The aggregate fees billed by BKD, LLP for fiscal year 2016 were $11,000.

All Other Fees

There were no other fees of BKD, LLP not included in “Audit Fee,” “Audit-Related Fees” or “Tax Fees” for the two most recent fiscal years.

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the independent public accountants for the Company.  The entire Audit Committee determines whether to approve such services and, therefore, no other pre-approval policies or procedures are currently in place.  The Audit Committee approved 100% of the audit and permitted non-audit services performed by BKD, LLP.  The Audit Committee has considered and ultimately determined that the provision of any of the non-audit or other services provided by BKD, LLP to the Company is compatible with maintaining BKD, LLP’s independence.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 24, 2018.  The proxy statement and annual report to security holders are available at http://www.lcnbcorp.com.

The proxy statement, annual report to security holders and form of proxy are being made publicly available, free of charge, on the aforementioned website, which will remain available through the conclusion of the Annual Meeting of Shareholders to be held on April 24, 2018 at 10:00 a.m. at the Operations Building of LCNB Corp. at 105 North Broadway, Lebanon, Ohio 45036.  If you need directions to the location of the annual meeting in order to attend the meeting and vote in person, please call 1-800-344-2265.

2019 ANNUAL MEETING

In order for any shareholder proposals for the 2018 annual meeting of shareholders to be eligible for inclusion in the Company’s proxy statement relating to that meeting to be presented for shareholder action at that meeting, they must be received by the Secretary of the Company at P.O. Box 59, Lebanon,

Ohio 45036, prior to November 10, 2018.  The form of proxy distributed by the Company with respect to the 2018 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the meeting (other than management) if the Company does not receive notice of that matter at the above address prior to January 24, 2019.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring other matters before the meeting.  However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

By Order of the Board of Directors

/s/Steve P. Foster

Steve P. Foster

President & Chief Executive Officer

REVOCABLE PROXY

LCNB CORP.

[   ]  PLEASE MARK VOTES

        AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS April 24, 2018	1. Proposal 1. Election of Directors. The nominees for the Class I Directors to serve a three-year term and until their successors are elected and qualified are:	FOR [ ]	WITH- HOLD [ ]	FOR ALL EXCEPT [ ]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Class I –Stephen P. Wilson

Class I – Spencer S. Cropper

Class I – John H. Kochensparger III

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

 ________________________________________________________

The undersigned hereby appoints Joseph W. Schwarz, Kathleen Porter Stolle, and Bernard H. Wright, Jr., and each of them, with full power of substitutions, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of LCNB Corp. which the undersigned is entitled to vote at the annual meeting of the shareholders of said Company scheduled to be held at 10:00 a.m. on April 24, 2018 at 105 North Broadway, Lebanon, Ohio or at any adjournments or recesses thereof.

Please mark X in the appropriate box.  The Board of Directors recommends a FOR vote for each of proposals 1 and 2.

	2. Proposal 2. To ratify the appointment of BKD, LLP as the independent registered accounting firm for the company.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the election of Directors and the ratification of the accountants.

ALL FORMER PROXIES ARE HEREBY REVOKED

Please be sure to sign and date

Date

this Proxy in the box below

_______________________

_________________________________________________

Shareholder sign above

Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

LCNB CORP.

P.O. Box 59, Lebanon, Ohio  45036

(Please sign exactly as your name appears hereon.  All joint owners should sign.  When signing in a fiduciary capacity or as a corporate officer, please give your full title as such)

Please mark, sign, date and mail this proxy in the envelope provided.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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